EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-207075) of Griffin Capital Essential Asset REIT, Inc. and in the related Prospectus of our report dated March 14, 2017, with respect to the consolidated financial statements and schedule of Griffin Capital Essential Asset REIT, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young, LLP

Los Angeles, California
March 14, 2017